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                        GUARANTY OF RECOURSE OBLIGATIONS

                                     made by

                        HUMPHREY HOSPITALITY TRUST, INC.,
                                  as guarantor,


                                   in favor of

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.



                          Dated as of November 26, 2002

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                        GUARANTY OF RECOURSE OBLIGATIONS

           This GUARANTY (this "Guaranty"), dated as of November 26, 2002, made by HUMPHREY HOSPITALITY TRUST, INC., a Virginia corporation, having an address at c/o Humphrey Hospitality Limited Partnership, 7170 Riverwood Drive, Columbia, Maryland 21046 ("Guarantor"), in favor of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, hereinafter referred to as "Lender"), having an address at 600 Steamboat Road, Greenwich, Connecticut 06830.

                                R E C I T A L S:

           A. Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the "Loan Agreement") between Solomons Beacon Inn Limited Partnership and TRS Subsidiary, LLC (collectively, "Borrowers") and Lender, Lender has agreed to make a loan (the "Loan") to Borrowers in an aggregate principal amount not to exceed $40,000,000, subject to the terms and conditions of the Loan Agreement;

           B. As a condition to Lender's making the Loan, Lender is requiring that Guarantor execute and deliver to Lender this Guaranty; and

           C. Guarantor hereby acknowledges that Guarantor will materially benefit from Lender's agreeing to make the Loan;

           NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

           1. Definitions.

              (a) All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

              (b) The term "Guaranteed Obligations" means (i) Borrowers' Recourse Liabilities and (ii) from and after the date that any Springing Recourse Event occurs, payment of all the Debt.

           2. Guaranty.

              (a) Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full, prompt and complete payment when due of the Guaranteed Obligations.

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              (b) All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

              (c) Guarantor hereby agrees to indemnify, defend and save harmless Lender from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys' fees and disbursements, which Lender may suffer or which otherwise may arise by reason of Borrowers' failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to (i) Lender's declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement or completion of a judicial or non-judicial foreclosure of any Mortgage or (iii) the conveyance of all or any portion of any Property by deed-in-lieu of foreclosure.

              (d) Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt has been paid in full, or Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.

           3. Representations and Warranties. Guarantor hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

              (a) Organization, Authority and Execution. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by Guarantor.

              (b) Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

              (c) No Violation. The execution, delivery and performance by Guarantor of its obligations under this Guaranty has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor's articles of organization, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound. Guarantor is not in default under any other guaranty which it has provided to Lender.

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              (d) No Litigation. There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor's best knowledge, threatened against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

              (e) Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the "Consents") that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor's obligations under this Guaranty will be obtained when required.

              (f) Financial Statements and Other Information. All financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

              (g) Consideration. Guarantor is the owner, directly or indirectly, of a majority of the legal and beneficial equity interests in Borrowers.

           4. Financial Statements. Guarantor shall deliver to Lender, (a) within 90 days after the end of each fiscal year of Guarantor, a complete copy of Guarantor's annual financial statements audited by a "big four" accounting firm or another independent certified public accountant reasonably acceptable to Lender, (b) within 30 days after the end of each fiscal quarter of Guarantor, financial statements (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter) certified by the chief financial officer of Guarantor and in form, content, level of detail and scope reasonably satisfactory to Lender, and (c) 20 days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request.

           5. Unconditional Character of Obligations of Guarantor.

              (a) The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to

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enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrowers, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrowers under the other Loan Documents or Guarantor under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrowers or any other Person at any time, either before or after an action against any Property or any part thereof, Borrowers or any other Person. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection. Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Guarantor, Borrowers or any other Person, any right to require a proceeding first against Borrowers or any other Person, or to exhaust any security (including, without limitation, any Property) for the performance of the Guaranteed Obligations or any other obligations of Borrowers or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

           (b) The obligations of Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

              (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrowers, any Property or any part thereof, Guarantor or any other Person;

              (ii) any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

              (iii) the sale, transfer or conveyance of any Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in any Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrowers or any Property or any interest therein;

              (iv) the conveyance to Lender, any Affiliate of Lender or Lender's nominee of the Any Property or any interest therein by a deed-in-lieu of foreclosure;

              (v) the release of Borrowers or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

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               (vi) the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.

           (c) Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

           (d) Lender may deal with Borrowers and Affiliates of Borrowers in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrowers or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.

           (e) No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if any Loan Document are modified with Lender's consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

           (f) Lender may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

           (g) No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect or at any other time.

           (h) At the option of Lender, Guarantor may be joined in any action or proceeding commenced by Lender against Borrowers in connection with or based upon any other Loan Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor's liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrowers or any other Person, or any security for the obligations of Borrowers or any other Person.

           (i) Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrowers or

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Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrowers or Guarantor, all as though such payment had not been made.

           (j) In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrowers or any subsequent owner of any Property or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all principal, Interest and other sums due pursuant to the Loan Documents have been paid in full. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all principal, Interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by Guarantor to Lender for credit and application against such sums due and owing to Lender.

           (k) Guarantor's obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving any Property and the exercise by Lender of any of all of its remedies pursuant to the Loan Documents.

        6. Covenants.

           (a) Until all of the Guaranteed Obligations have been paid in full, Guarantor shall (i) pay any installment of interest on any debentures now or hereafter issued by Guarantor (any such debentures, each or collectively, the "Debentures") pursuant to any indenture (any such indenture, an "Indenture") as and when the same becomes due and payable (subject to any stated grace period applicable thereto); (ii) pay all or any part of the principal of, or premium, if any, on the Debentures as and when the same becomes due and payable at maturity, redemption, by acceleration or otherwise; (iii) perform any required conversion of the Debentures (subject to any stated grace period applicable thereto); (iv) observe or perform any other covenant or agreement contained in the Debentures or an Indenture (subject to any stated grace period applicable thereto); (v) not suffer any other "Event of Default" under the applicable Indenture or otherwise pertaining to any of the Debentures to exist or occur; and (vi) cause any Indenture to provide that Guarantor may not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless (A) either (1) in the case of a merger or consolidation Guarantor is the surviving entity or (2) the resulting, surviving or

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transferee entity is a corporation organized under the laws of the United
States, any state thereof or the District of Columbia and expressly assumes by written agreement all of the obligations of Guarantor in connection with the Debentures and the Indenture; and (B) no "Event of Default" under the applicable Indenture or otherwise pertaining to any of the Debentures shall exist or shall occur immediately after giving effect to such transaction.

              (b) Until all of the Guaranteed Obligations have been paid in full, (i) Guarantor shall not (A) sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction or (B) suffer a default in the payment of principal, premium or interest when due that extends beyond any stated grace period applicable thereto or an acceleration for any other reason of the maturity of any indebtedness of Guarantor or any of its subsidiaries with an aggregate principal amount in excess of $10 million and (ii) .there shall be no final judgments not covered by insurance aggregating in excess of $2 million, at any one time rendered against Guarantor or any of its significant subsidiaries which not satisfied, stayed, bonded or discharged within 60 days.

              (c) Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor's assets, or any interest therein.

              (d) Guarantor understands and agrees that, without limiting any provision of any other Loan Documents, the breach of any covenant contained in this Section 6 shall constitute an Event of Default.

           7. Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantor.

           8. Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor's estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Lender and its successors and assigns.

           9. Applicable Law and Consent to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the Southern District of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor at its address provided in Section 14 hereof. Nothing in this Section 9, however, shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of

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Lender to bring any suit, action or proceeding against Guarantor or its property in the courts of any other jurisdictions.

           10. Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

           11. Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

           12. WAIVER OF TRIAL BY JURY. GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

           13. Other Guaranties. The obligations of Guarantor hereunder are separate and distinct from, and in addition to, the obligations of Guarantor now or hereafter arising under any other Guaranties, pursuant to which Guarantor has guaranteed payment and performance of certain other obligations of Borrowers described therein.

           14. Notices. All notices, consents, approvals and requests required or permitted hereunder (a "Notice") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to
Lender: Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mortgage Loan Department, Telecopier
(203) 618-2052 and to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal Department, Telecopier
(203) 629-5718, with a copy to: Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Stephen Gliatta, Esq., Telecopier: (212) 836-8689; if to
Guarantor: c/o Humphrey Hospitality Limited Partnership, 7170 Riverwood Drive, Columbia, Maryland 21046, Attention: Chief Financial Officer, Telecopier: (443) 259-4999; with a copy to: Gallagher, Evelius & Jones, 218 N. Charles Street, Suite 400, Baltimore, Maryland 21201 Attention: Kevin J. Davidson, Esq.,
Telecopier: (410) 468-2786. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.

           15. Guarantor's Receipt of Loan Documents. Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

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           16. Interest; Expenses.

               (a) If Guarantor fails to pay in full all or any sums due hereunder within thirty (30) days of demand by Lender, the amount of such sums payable by Guarantor to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

               (b) Guarantor hereby agrees to pay all reasonable costs, charges and expenses, including reasonable attorneys' fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.

                            [Signature Page Follows]

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                  IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

                       HUMPHREY HOSPITALITY TRUST, INC., a
                       Virginia corporation


                       By: /s/ George R. Whittemore
                           -----------------------------------------------------
                           Name:  George R. Whittemore
                           Title: President

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